EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-180318) and Form S-8 (Nos. 333-68771, 333-99551, 333-152897, 333-173346 and 333-190484) of HCC Insurance Holdings, Inc. of our report dated February 27, 2015 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2015